EXHIBIT 5.1

KRAMER LEVIN NAFTALIS & FRANKEL LLP

November 13, 2008

Scientific Games Corporation

750 Lexington Avenue, 25th Floor

New York, New York 10022

Ladies and Gentlemen:

We have acted as special counsel to Scientific Games International, Inc., a Delaware corporation (the “Issuer”), and the guarantors listed on Schedule 1 hereto (the “Guarantors”) in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed by the Issuer with the Securities and Exchange Commission for the registration of (a) the sale from time to time by the holders thereof of $200,000,000 aggregate principal amount of the Issuer’s 7 7/8% Senior Subordinated Notes due 2016 (the “Notes”) issued pursuant to the terms of an Indenture, the form of which is filed as Exhibit 4.1 to the Registration Statement (the “Indenture”), and (b) the guarantees (the “Guarantees”) of each of the Guarantors with respect to the Notes.

In rendering this opinion, we have examined copies of the following documents:

(A)                              the Registration Statement;

(B)                                the Guarantees;

(C)                                the Certificate of Incorporation of the Issuer and each of the Guarantors, in each case, as such Certificate of Incorporation has been amended and/or restated through the date hereof;

(D)                               the Bylaws of the Issuer and each of the Guarantors, in each case, as such Bylaws are in full force and effect on the date hereof;

(E)                                 certain resolutions of the Board of Directors of the Issuer and each of the Guarantors;

(F)                                 the Notes; and

(G)                                the Indenture, which is governed by the laws of the State of New York.

We have also reviewed such other documents and made such other investigations as we have deemed appropriate.  As to various questions of fact material to this opinion, we have relied upon statements, representations and certificates of officers or representatives of the Issuer, public officials and others.  We have assumed that the Notes have been duly authenticated by the Trustee for the Notes as provided in the Indenture, and that the Guarantor party to each Guarantee is validly existing and in good standing under the laws of the jurisdiction of its organization, has the corporate power to execute, deliver and perform such Guarantee and has duly authorized, executed and delivered such Guarantee.  We have not independently verified the facts so relied on.

Based on the foregoing, and subject to the qualifications, limitations and assumptions set forth herein, we are of the opinion that:

1.                                                                                   The Notes have been legally issued and constitute the binding obligations of the Issuer.

2.                                                                                   The Guarantee of each Guarantor constitutes the valid and legally binding obligation of such Guarantor.

The opinion set forth above is qualified (i) by the effects of applicable bankruptcy, insolvency, fraudulent conveyance or transfer and other similar laws relating to or affecting the rights and remedies of creditors generally, (ii) with respect to the remedies of specific performance and injunctive and other forms of equitable relief, by the availability of equitable defenses and the discretion of the court before which any enforcement thereof may be brought and (iii) by general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law).

We do not express any opinion with respect to any law other than the laws of the State of New York, the General Corporation Law of the State of Delaware, and the federal laws of the United States of America (the “Relevant Laws”).  In particular, we do not express any opinion with respect to the laws of Connecticut or Nevada.

The opinion expressed herein is based upon the Relevant Laws and interpretations thereof in effect and the facts and circumstances in existence on the date hereof, and we assume no obligation to revise or supplement this opinion letter should any such law or interpretation be changed by legislative action, judicial decision or otherwise or should there be any change in such facts or circumstances.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus included in the Registration Statement.  In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ KRAMER LEVIN NAFTALIS & FRANKEL LLP

SCHEDULE I

Autotote Enterprises, Inc., a Connecticut corporation

Autotote Gaming, Inc., a Nevada corporation

MDI Entertainment, LLC, a Delaware limited liability company

Scientific Games Corporation, a Delaware corporation

Scientific Games Products, Inc., a Delaware corporation

Scientific Games Racing, LLC, a Delaware limited liability company

Scientific Games SA, Inc., a Delaware corporation

SG Racing, Inc., a Delaware corporation

Trackplay LLC, a Delaware limited liability company